Exhibit 10.1

              SETTLEMENT AND RELEASE AGREEMENT

     This Settlement and Release Agreement ("Settlement Agreement") is made and entered into this 13th day of February, 2001 (the "Effective Date"), between and among California Software Corporation, a corporation organized under the laws of the state of Nevada (the "Company"), Bruce Acacio, Carol Conway, and NevWest Securities Corporation a corporation organized under the laws of the state of Nevada including its officers, directors, employees and agents ("NevWest"), on the one hand (collectively, the "Released Parties"), and certain of the subscribers (the "Subscribers") to the Company's Private Placement Memorandum dated February 14, 2000 (the "PPM"). All the above-described individuals and entities are sometimes referred to herein as "the Parties."

                    W I T N E S S E T H:

     WHEREAS, California Software Corporation conducted a private placement (the "Private Placement") pursuant to a private placement memorandum (PPM) which memorandum contained certain representations made in good faith pertaining to the financial condition and/or performance of the Company;

     WHEREAS,   the   Subscribers   purchased   shares    in
conjunction with the Private Placement;

     WHEREAS, subsequent to the completion of the Private Placement, the Company caused to be filed a material restatement of the financial condition and/or performance of the Company, which restatement may have, or is alleged to have, affected implied terms and conditions contained in the PPM;

     WHEREAS, the Company, in light of these issues, desires to resolve any potential dispute or claim which may arise as a result of these circumstances;

     WHEREAS, the Subscribers desire to reach an equitable settlement of this matter without resorting to further legal recourse including but not limited to potential litigation related to any and all claims they may allege against any of the Released Parties as a consequence of these circumstances;

     NOW, THEREFORE, in consideration of the payments, releases, covenants, warrants and undertakings hereinafter set forth, the Released Parties and Subscribers agree as follows:

                     A G R E E M E N T:

     1. Any and All Alleged Claims. This settlement relates to all claims of the Subscribers against the Released Parties, including but not limited to individual or derivative claims based on any alleged inaccuracy in the Company's financial statements, PPM, or filings with the

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Securities   &  Exchange  Commission;  claims   for   fraud,
including   without   limitation   claims   concerning   the
misstatement  of  facts  or  the omission  of  facts,  gross
negligence,  or  mismanagement  arising  from  the   alleged
failure of the Company or its officers or directors properly to manage or oversee the Company's outside auditors; any claims that the Released Parties breached their fiduciary duties, if any, to the Subscribers; and such other claims of any sort arising from the circumstances contemplated herein.

     2. No Admission. This settlement is not an admission of any liability by any of the Released Parties or their officers, directors, or representatives, which liability is expressly denied, and is intended solely to resolve the un-liquidated and disputed claims of the Subscribers against the Released Parties. This Settlement Agreement shall not be admissible as evidence against any party hereto or its Affiliates in any proceeding other than in a proceeding to enforce an obligation of a party hereunder or as proof of Settlement.

     3. Conditions to Settlement. This Settlement Agreement shall have no force or effect absent satisfaction of each and all of the following conditions, which conditions are for the benefit of the Company and may be waived in writing in the Company's sole and unfettered discretion:

     3.1. Execution of the Settlement Agreement by Subscribers representing no less than ninety percent (90%) of all common shares sold through the PPM (the "Required Number of Subscribers"), all of which Subscribers shall participate to the full extent of the Subscriber's shareholdings in the Company, whether those shares are held in the Subscriber's name, in trust, or in a related name or entity (Those Subscribers who execute the Settlement Agreement and thereby agree to participate are referred to herein as the "Participating Subscribers"); and

     3.2. Delivery to the Company's representative, Rutan & Tucker, on or before December 4, 2000, of Settlement Agreements executed by all Subscribers electing to participate in the Settlement Agreement. (The date of such delivery shall be referred to herein as the Effective Date.)

     4.     Absolute  Rescission  and  Settlement.      This
Agreement   makes  null  and  void  any  and  all   previous
agreements as between the Released Parties, or any of them, and the Subscribers whether written or oral.

     5.    Released  Parties Consideration.    The  Released
Parties shall provide consideration in exchange for the releases, covenants, warrants and undertakings executed by the Participating Subscribers as follows:

     5.1.   Cash   Compensation.        The  Company   shall
compensate the participating Subscribers in the form of cash on a pro-rata basis related to their investment participation in the PPM, in the maximum aggregate amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00).

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The terms of such monetary based compensation shall include:

          5.1.1.      A  maximum  aggregate  amount  of  One
               Million Five Hundred Thousand Dollars ($1,500,000.00) shall be made available to Participating Subscribers within forty-five days of the Effective Date. The Company shall be solely and exclusively responsible for such payment and shall effectuate such payment by paying the Participating Subscribers 56.5 cents ($0.565) for each share of the Company's common stock purchased through the PPM. Should all Subscribers execute the Settlement Agreement, this amount reflects an aggregate payment of approximately $1.5 million.

          5.1.2. Within forty-five days of the Effective Date, by Promissory Note, a maximum aggregate amount of One Million Dollars ($1,000,000.00) shall be made available to Participating Subscribers by the Company. The Company shall be solely and exclusively responsible for such payment and shall effectuate such payment via Promissory Note, which Promissory Note shall take the form of the sample note attached hereto as Exhibit "A". This Note shall obligate the Company to pay the Participating Subscribers 36.5 cents ($0.365) for each share of the Company's stock obtained through the PPM within thirty-six
               (36) months pursuant to the terms of a Promissory Note (the "Promissory Note"). Should all Subscribers execute the Settlement Agreement, the aggregate payment to be made under the Promissory Note totals approximately $1 million.

     5.2  Securities Based Compensation.

          5.2.1 Within forty-five days of the Effective Date, Bruce Acacio and Carol Conway shall each transfer to the Participating Subscribers, on a pro rata basis, based on the number of shares purchased through the PPM by all Participating Subscribers, up to 600,000 shares (the "Acacio/Conway Shares") of their individual holdings in the Company's common stock, or such lesser sum equal to the percentage of all common shares sold through the PPM represented by the Participating Subscribers. [By way of example, should the Participating Subscribers represent only 95% of the shares sold through the PPM, the number of shares each would transfer would total 570,000 shares.]

          5.2.2 Within forty-five days of the Effective Date, NevWest shall transfer to the Participating Subscribers, on a pro rata basis, based on the number of shares purchased through the PPM by all Participating Subscribers, up to 500,000 shares (the "NevWest Shares") of NevWest's

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               holdings  in the Company's common  stock,  or
               such  lesser  sum equal to the percentage  of
               all   common  shares  sold  through  the  PPM
               represented by the Participating Subscribers. [By way of example, should the Participating Subscribers represent only 95% of the shares sold through the PPM, the number of shares NevWest would transfer would total 475,000
               shares.]    NevWest  shall  be   solely   and
               exclusively responsible for transferring the shares referenced in this sub-paragraph.

          5.2.3 The Participating Shareholders acknowledge that the common shares of the Company's stock held by Bruce Acacio, Carol Conway, and NevWest are or may be restricted securities, as described in Rules 144 and 144A of the Securities Act of 1933, and are or may be subject to the provisions thereof. The Company warrants however, that it shall cause to be filed with the Securities and Exchange Commission a Registration Statement registering these shares along with those shares initially purchased by the Subscribers through the Private Placement. The Registration Rights referred to in this section are embodied in the Registration Rights Agreement substantially in the form attached hereto as Exhibit "B".

          5.2.4 Within forty-five days of the Effective Date, the Company shall issue each of the Participating Subscribers a warrant (the "Warrant") exercisable into one share of the Company's common stock for each share purchased by the Participating Subscribers through the Private Placement. The Warrant shall have a term of two (2) years and an exercise price equal to the higher of (a) $2.00 or (b) the average of the closing bid and ask prices of the Company's common stock on the OTCBB on the date immediately prior to the date the Settlement Agreement is executed and exchanged by the Released Parties and by the Required Number of Subscribers. The form of the Warrant is attached hereto as Exhibit "C".

          5.2.5 Issuance of the Acacio/Conway Shares, NevWest Shares, and the Warrants shall be subject to qualification of the issuance thereof for exemption from the registration requirements of Federal and applicable state securities laws. In order to ensure such exemption, each Participating Subscriber shall execute an Investor Certificate in a form acceptable to counsel to the Company certifying that such Participating Subscriber continues to be an "accredited investor" as defined in Rule 501(a) of the Securities Act of 1933, as amended, as represented by such Participating Subscriber in the Private Placement.

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     6.   Tax Consequences.   The Released Parties shall not
be responsible for the tax consequences, if any, to the Participating Shareholders in the transactions contemplated by the Settlement Agreement.

     7. Covenant of Cooperation. The Participating Subscribers shall reasonably cooperate with the Released Parties in connection with pursuit of any claims by the Released Parties against the Company's prior accountant, James E. Slayton, and in the defense of any claims asserted by non-signatories to the Settlement Agreement against the Released Parties (collectively, the "Cooperation Claims"). This duty to cooperate shall include, but not be limited to, the duty to voluntarily: (a) provide all documentation in their control relating to the Company or their investment;
(b) appear as reasonably required in any administrative, judicial, or other proceeding relating to the Cooperation Claims; (c) execute such documents reasonably necessary to assist the Released Parties in connection with the Cooperation Claims; (d) notify Released Parties if served with any subpoenas or other legal process relating to the Cooperation Claims or if contacted by any third party requesting information concerning the Cooperation Claims;
(e) cooperate in any application of the Released Parties to obtain any determination that the sums agreed upon herein constitute a reasonable settlement; and (f) otherwise cooperate as reasonably necessary to effectuate the terms of this Settlement Agreement.

     8.   Corporate Governance.    To the extent director or
shareholder approval may be required to consummate the transactions in the Settlement Agreement, the Parties agree to act in good faith to accomplish such approvals.

     9. Timely Performance. In the event that the Released Parties fail timely to provide the consideration described in this Agreement, the Subscribers shall have the option of either (i) terminating this Agreement and treating it as null and void or (ii) treating the Agreement as effective and suing the Released Parties in the County of Orange, State of California for breach of contract and/or to specifically enforce the Released Parties payment and other obligations hereunder. In the event of such suit, the Released Parties consent to the jurisdiction and venue identified herein.

     10.  Subscriber Consideration.

     10.1 Release by the Participating Subscribers. Except for Claims for breach of this Settlement Agreement, the Participating Subscribers, on behalf of themselves and their respective officers, directors, employees, representatives, predecessors, successors, agents, assigns and attorneys (together, the "Releasors"), do hereby forever release and discharge the Released Parties and their respective officers, directors, employees, representatives, predecessors, successors, agents, assigns and attorneys (together, the "Releasees"), from any and all actions, causes of actions, suits, debts, sums of money, accounts, reckonings, bonds, bills, contracts, controversies, agreements, promises, damages, judgments, awards, executions, claims and demands whatsoever, including without limitation costs and attorneys' fees, in law, admiralty or

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equity, or as a result of any arbitration, whether known  or unknown to any of the Releasors (collectively, "Claims"), which the Releasors, or any of them, ever had, now have or hereafter can, shall, or may have, whether in their own right or by assignment, transfer or grant from any other person, upon or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the Effective
Date.   This release extends to, but is not limited to,  any
individual or derivative claims that the Releasors might have based on any alleged inaccuracy in the Company's financial statements, PPM, or filings with the Securities & Exchange Commission; claims for fraud including, without limitations, claims concerning the misstatement of facts or the omission fo facts, gross negligence, or mismanagement arising from the alleged failure of the Company or its officers or directors properly to manage or oversee the Company's outside auditors; and any claims that the Released Parties breached their fiduciary duties, if any, to the Subscribers.

     10.2 Waiver of Civil Code Section 1542 and Similar Provisions. It is the intention of the Releasors, and each of them, that this instrument shall be effective as a full and final accord and satisfaction and final release covering and including all claims of any kind or nature, past, present, or future, known or unknown, suspected or unsuspected, against the Released Parties. In entering into this Settlement Agreement, the Releasors, and each of them, waive and relinquish to the fullest extent permitted by law the provisions, rights, and benefits of California Civil Code section 1542 and any similar, comparable, or equivalent law of any state or territory of the Unitd States or principle of common law. Section 1542 of the California Civil Code provides as follows:

     A  GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH
     THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST  IN
     HIS  FAVOR  AT THE TIME OF EXECUTING THE  RELEASE,
     WHICH   IF  KNOWN  BY  HIM  MUST  HAVE  MATERIALLY
     AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     In this connection, the Participating Subscribers and Releasors acknowledge that claims and facts in addition to or different from those which are now known or believed to exist may hereafter be discovered with respect to the subject matter of this instrument or the other parties hereto.

     10.3 Covenant Not to Sue. The Participating Subscribers hereby covenant never to sue or threaten to sue the Released
Parties over matters directly or indirectly contemplated herein.

     11. Notices. Any notice given pursuant to this Settlement Agreement shall be in writing and, except as otherwise expressly provided herein, shall be deemed to have been duly delivered if delivered in person or by certified or registered or overnight express mail, postage and mailing expense prepaid, or by facsimile transmission. Electronic signatures or signature facsimiles shall be deemed to evidence due execution. Any such notice, if given or rendered to the Company or its Affiliates shall be addressed

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to: California Software Corporation, 2485 McCabe Way, Irvine
California 92614 Attention: Chief Executive Officer or shall be transmitted via facsimile to: (949)-838-0350. Any such
notice,   if  given or rendered to NevWest or its Affiliates
shall  be addressed to: NevWest Securities Corporation  2654
W. Horizon Ridge Parkway Suite B-8, Henderson, Nevada, 89052
Attention: Chief Executive Officer or shall be transmitted via facsimile to: (702)-269-0653. Either party may specify a different address by notifying the other in writing of such different address.

     12.    Severability.      If  any  provision  of   this
Settlement Agreement, or the application of such provision to any person or circumstance, shall be held to be invalid or unenforceable, the remainder of this Settlement Agreement, or the application of such provision to such persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, provided that such invalid or unenforceable provisions shall be replaced by valid and enforceable provisions which will achieve as far as possible the economic and business intentions of the parties to this Settlement Agreement.

     13. Participating Subscribers' Acknowledgement. The Participating Subscribers hereby warrant and represent that
(a) they have read and understood the terms of this Settlement Agreement; (b) they have the full right and authority (i) to enter into this Settlement Agreement, (ii) to grant the releases, covenants and undertakings recited herein on their own behalf and on behalf of each of their Affiliate(s) if any, and (iii) to enter into the agreements received herein on their own behalf and on behalf of each of their Affiliate(s) if any; (c) there are no outstanding agreements, assignments, or encumbrances inconsistent with the provisions set forth in this Settlement Agreement; (d) no other party or agent or attorney of any other party has made any promise, representation, or warranty whatsoever, express or implied, not contained herein, concerning the subject matter hereof, to induce them to execute this Agreement, and the Participating Subscribers acknowledge that they have not executed this Agreement in reliance upon any such promise, representation, or warranty not contained herein; and (e) this Settlement Agreement has been executed with the consent and upon the advice of the Participating Subscribers' counsel or with an opportunity of the Participating Subscribers to obtain advice of counsel.

     14.    Released  Parties  Acknowledgment.           The
Released Parties hereby warrant and represent that (a) they have read and understood the terms of this Settlement Agreement; (b) they have the full right and authority (i) to enter into this Settlement Agreement, (ii) to grant the releases, covenants and undertakings recited herein on their own behalf and on behalf of each of their Affiliate(s), and
(iii) to enter into the agreements recited herein on their own behalf and on behalf of each of their Affiliate; and (c) there are no outstanding agreements, assignments, or encumbrances inconsistent with the provisions set forth in this Settlement Agreement

     15. Integration. Except as otherwise specifically set forth herein, this Settlement Agreement, together with its Exhibits, represents the entire agreement and understanding between and among the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous discussions, agreements and understandings relating thereto.

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     16.   Strict Performance.      The failure by any party
to insist upon the strict performance of any covenant, duty, agreement or condition of this Settlement Agreement or to exercise any right or remedy consequent upon a breach thereof shall not constitute waiver of any such breach or any other covenant, duty, agreement or condition.

     17.    No  Agency.        Nothing  in  this  Settlement
Agreement shall be deemed to appoint or authorize any party to act as an agent of the other party or to assume or incur any liability or obligation in the name or on behalf of the other party.

     18. Governing Law and Jurisdiction. This Agreement is made and entered into in the State of California and shall in all respects be interpreted, enforced, and governed by and under the laws of the State of California. Any dispute concerning the interpretation, enforcement, or performance of this Settlement Agreement shall be resolved in any court of competent jurisdiction in the County of Orange, State of California. . All Parties hereto acknowledge and submit to jurisdiction of such courts within the State of California.

     19.     Counterparts.         This    Settlement    and
Dissolution   Agreement   may  be   executed   in   separate
counterparts, each of which shall be considered an original but all of which shall constitute one agreement.

     20. Drafting of Agreement. This Agreement is a negotiated document and shall be deemed to have been drafted jointly by the parties. This Agreement shall be interpreted and construed on the express assumption that all parties participated equally in its drafting.

     21. Time of the Essence. Time is of the essence of this Settlement Agreement, and of each term and condition hereof.

WHEREFORE, the parties hereto, having been duly authorized to do so, have caused this Settlement Agreement to be executed as of the date first above written.

CALIFORNIA SOFTWARE CORPORATION


     /s/ Bruce Acacio
     -------------------------------
      By Bruce Acacio, its CEO


     /s/ Carol Conway
     -------------------------------
      By Carol Conway, its President

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NEVWEST SECURITIES CORPORATION


     /s/ Anthony M. Mello, III
     -------------------------------
      By Anthony M. Mello, III, its authorized representative


     /s/ Antony M. Santos
     -------------------------------
      By Antony M. Santos, its authorized representative




 /s/ Bruce Acacio
------------------------------------
Bruce Acacio



/s/ Carol Conway
------------------------------------
Carol Conway



SUBSCRIBER(S)

------------------------------------

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